EXHIBIT 24

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints George M. Sherman, Patrick W. Allender, and Christopher C. McMahon, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 under the Securities Act of 1933 to register 784,025 shares of common stock of Danaher Corporation for sale by George M. Sherman, any and all amendments (including post-effective amendments) to the Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


Date: August 10, 2000               By:      /s/ George M. Sherman
                                         ---------------------------------------
                                           George M. Sherman


Date: August 10, 2000               By:        /s/ Mortimer M. Caplin
                                         ---------------------------------------
                                           Mortimer M. Caplin


Date: August 10, 2000               By:       /s/ Donald J. Ehrlich
                                         ---------------------------------------
                                           Donald J. Ehrlich


Date: August 10, 2000               By:      /s/ Walter G. Lohr
                                         ---------------------------------------
                                           Walter G. Lohr, Jr.


Date: August 10, 2000               By:     /s/ Mitchell P. Rales
                                         ---------------------------------------
                                           Mitchell P. Rales


Date: August 10, 2000               By:     /s/ Steven M. Rales
                                         ---------------------------------------
                                           Steven M. Rales


Date: August 10, 2000               By:     /s/ A. Emmet Stephenson, Jr.
                                         ---------------------------------------
                                           A. Emmet Stephenson, Jr.


Date: August 10, 2000               By:     /s/ Alan G. Spoon
                                         ---------------------------------------
                                           Alan G. Spoon